Exhibit 10.1

Execution Version

Ninth Amendment

To

Amended and Restated Credit Agreement

Among

Rex Energy Corporation,

as Borrower,

The Guarantors,

Royal Bank of Canada,

as Administrative Agent,

KeyBank National Association,

as Syndication Agent,

SunTrust Bank,

as Documentation Agent,

RBC Capital Markets,

KeyBank National Association,

and

SunTrust Bank,

as Joint Lead Arrangers and Joint Bookrunners,

and

The Lenders Signatory Hereto

Dated as of February 3, 2016

Ninth Amendment to Amended and Restated Credit Agreement

This Ninth Amendment to Amended and Restated Credit Agreement (this “Ninth Amendment”) dated as of February 3, 2016 is among Rex Energy Corporation, a corporation formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A.The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 27, 2013 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of January 14, 2013, the Second Amendment to Amended and Restated Credit Agreement dated as of March 26, 2014, the Third Amendment to Amended and Restated Credit Agreement dated as of July 11, 2014, the Fourth Amendment to Amended and Restated Credit Agreement dated as of August 15, 2014, the Fifth Amendment to Amended and Restated Credit Agreement dated as of September 12, 2014, the Sixth Amendment to Amended and Restated Credit Agreement dated as of December 16, 2014, the Seventh Amendment to Amended and Restated Credit Agreement dated as of March 27, 2015 and the Eighth Amendment to Amended and Restated Credit Agreement dated as of September 4, 2015, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.The Borrower and Guarantors are parties to that certain Amended and Restated Guaranty and Collateral Agreement dated as of March 27, 2013 made by each of the Grantors (as defined therein) in favor of the Administrative Agent (the “Guaranty”).

C.The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Ninth Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all article, section and exhibit references in this Ninth Amendment refer to articles, sections and exhibits of the Credit Agreement.

Section 2.Amendments to Section 1.02 – Certain Defined Terms.

2.1The definition of “Applicable Margin” is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25.0%	≥25.0% <50.0%	≥50.0% < 75.0%	≥75.0% <90.0%	≥90.0%
Eurodollar Loans	2.250%	2.500%	2.750%	3.000%	3.250%
ABR Loans	1.250%	1.500%	1.750%	2.000%	2.250%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level until the day that such Reserve Report is delivered to the Administrative Agent.

2.2The definition of “Borrowing Base” is hereby amended and restated in its entirety to read as follows:

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c) or Section 9.12(d) or pursuant to the other provisions of this Agreement.

2.3The definition of “Defaulting Lender” is hereby amended by deleting the phrase “or (d) has become the subject of a Bankruptcy Event” therein and replacing such phrase with “(d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has become the subject of a Bail-In Action”.

2.4The definition of “Indebtedness” is hereby amended and restated in its entirety to read as follows:

“Indebtedness” means, without duplication, any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising: (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Secured Swap Party under any Secured Swap Agreement; (c) to any Secured Cash Management Provider under any Secured Cash Management Agreement; and (d) all renewals, extensions and/or rearrangements of any of the above.  Without limitation of the foregoing, the term “Indebtedness” shall include the unpaid principal of and interest on the Loans and LC Exposure (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, any of its Subsidiaries or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations and unpaid amounts, fees (including, without limitation, to reimburse LC Disbursements), obligations to post cash collateral in respect of Letters of Credit, Secured Cash Management Obligations, payments in respect of an early termination of Secured Swap Agreements and unpaid amounts, fees, expenses, indemnities, costs, and all other obligations and liabilities of every nature of the Borrower, any Subsidiary or any Guarantor, whether absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement, the other Loan Documents, any Secured Swap Agreement or any Secured Cash Management Agreement.

2.5The definition of “Net Senior Secured Debt” is hereby amended and restated in its entirety to read as follows:

“Net Senior Secured Debt” means, at any date, the sum of (a) the total Revolving Credit Exposures of all Lenders on such date, plus (b) the aggregate principal amount of Debt (other than Debt referred to in clause (a) of this definition) of the Borrower and its Consolidated Subsidiaries on such date that is secured by a first priority Lien on any asset or Property of the Borrower or any Consolidated Subsidiary, minus (c) all unrestricted cash and Cash Equivalents of the Borrower and its Consolidated Subsidiaries on such date, minus (d) amounts available to be drawn under performance letters of credit and surety bonds issued for the account of the Borrower or a Consolidated Subsidiary to secure obligations under firm transportation contracts.

2.6The definition of “Federal Funds Effective Rate” is hereby amended by replacing the period at the end of such definition with the following:

; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

2.7The definition of “LIBO Rate” is hereby amended by replacing the period at the end of such definition with the following:

; provided that, notwithstanding the foregoing, if the LIBO Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

2.8The definition of “Security Instruments” is hereby amended by deleting the phrase “the Guaranty Agreement, mortgages” therein and replacing such phrase with “the Guaranty Agreement, the Second Lien Intercreditor Agreement, mortgages”.

2.9The following definitions are hereby added where alphabetically appropriate to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Cash Liquidity” means, as of any date of determination, the unrestricted cash on the balance sheet of the Borrower and its Subsidiaries as of such date (including, for the avoidance of doubt, any cash in a Deposit Account subject to a Deposit Account Control Agreement).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, automated clearinghouse transactions, overdraft, credit or debit card, stored value cards, electronic funds transfer and other cash management services.

“Dedicated Cash Receipts” means all cash received by or on behalf of the Borrower or any Guarantor with respect to the following: (a) any amounts payable under or in connection with any Oil and Gas Properties; (b) cash representing operating revenue earned or to be earned by the Borrower or any Guarantor; (c) proceeds from Loans; and (d) any other cash received by the Borrower or any Guarantor from whatever source (including amounts received in respect of the Liquidation of any Swap Agreement) other than (i) liability insurance proceeds required to be paid directly to third parties, (ii) payments made to the Borrower or any Guarantor for the account of third parties under or in connection with joint operating agreements or similar joint development agreements and (iii) amounts described in the definition of “Excluded Deposit Accounts” which are deposited in Excluded Deposit Accounts.

“Deposit Account” has the meaning assigned to such term in the UCC.

“Deposit Account Control Agreement” means a deposit account control agreement providing for the Administrative Agent’s exclusive control of a Deposit Account after an Event of Default, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the Borrower or a Guarantor, as applicable, the Administrative Agent, and the applicable financial institution at which such relevant Deposit Account is maintained, as the same may be amended, modified or supplemented from time to time.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EAA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excess Cash Liquidity Amount” has the meaning ascribed to such term in Section 3.04(d).

“Excluded Deposit Account” means (a) any Deposit Account the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of the Borrower or any Subsidiary and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of or for the benefit of employees of the Borrower or any Subsidiary and (b) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, trust accounts, and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Borrower or any Subsidiary.

“Ninth Amendment” means that certain Ninth Amendment to Amended and Restated Credit Agreement, dated as of February 3, 2016, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Ninth Amendment Effective Date” has the meaning ascribed to such term in the Ninth Amendment.

“Second Lien Agent” means the trustee under the Second Lien Indenture (together with its successors and permitted assigns in such capacity).

“Second Lien Indenture” means the indenture among the Borrower, as issuer, the subsidiary guarantors party thereto, and the Second Lien Agent, as trustee, governing the Second Lien Notes issued by the Borrower, substantially in the form attached hereto as Exhibit I, or in such other form as shall be acceptable to the Majority Lenders in their sole discretion as evidenced by a written consent to that effect executed by the Majority Lenders on or prior to the execution of the Second Lien Indenture by the parties thereto (such consent not to be unreasonably withheld or delayed), as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.21.

“Second Lien Intercreditor Agreement” means an intercreditor agreement among the Borrower, the Guarantors, the Administrative Agent and the Second Lien Agent, substantially in the form attached hereto as Exhibit J, or in such other form as shall be acceptable to the Administrative Agent and the Majority Lenders in their sole discretion as evidenced by a written consent to that effect executed by the Administrative Agent and the Majority Lenders on or prior to the execution of the Second Lien Intercreditor Agreement by the parties thereto (such consent not to be unreasonably withheld or delayed), as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

“Second Lien Note Documents” means the Second Lien Indenture, and any other note documents entered into in connection therewith, including, without limitation, the Second Lien Intercreditor Agreement, any promissory notes, mortgages, deeds of trust, security agreements and instruments, guarantees, collateral or credit support documents, and any other agreements, instruments consents or certificates executed by the Borrower or any of its Subsidiaries in connection with, or as security for the payment or performance of, the Second Lien Notes, in each case, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.21.

“Second Lien Notes” means the Borrower’s Senior Secured Second Lien Notes due 2020 issued by the Borrower under the Second Lien Indenture, which Debt is intended to be secured on a junior basis by any collateral securing the Indebtedness; provided that such Debt is permitted to be incurred hereunder pursuant to Section 9.02(k) and any Liens thereon are permitted pursuant to Section 9.03(h), as the same may from time to time be amended, amended and restated, supplemented or otherwise modified to the extent permitted by Section 9.21.

“Secured Cash Management Agreement” means a Cash Management Agreement between (a) the Borrower or any Subsidiary and (b) a Secured Cash Management Provider.

“Secured Cash Management Obligations” means all amounts and other obligations owing by the Borrower or any Subsidiary to any Secured Cash Management Provider under any Secured Cash Management Agreement.

“Secured Cash Management Provider” means a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent.

“Senior Debt Exchange” means the tender offer for the exchange of Senior Debt for Second Lien Notes, at the exchange price set forth in the related exchange offering materials, which exchange price shall in no event be greater than a weighted average of 69%.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 3.Amendment to Section 2.03.  Section 2.03 is hereby amended as follows:

(a)Clause (v) of Section 2.03 is hereby amended by deleting the word “and” after the semicolon at the end thereof.

(b)Clause (vi) of Section 2.03 is hereby renumbered as clause (vii).

(c)A new clause (vi) is hereby added after clause (v) to read as follows:

(vi)Cash Liquidity (without regard to the requested Borrowing) and the pro forma Cash Liquidity (giving effect to the requested Borrowing); and

Section 4.Amendments to Section 3.04.  Section 3.04 is hereby amended by renumbering subsection (d) to be subsection (e); and the following new subsection (d) is hereby added to Section 3.04 immediately following subsection (c) to read as follows:

(d)If at any time Cash Liquidity exceeds $30,000,000 (the amount of such excess being the “Excess Cash Liquidity Amount”), then the Borrower shall prepay outstanding Borrowings, together with accrued and unpaid interest thereon, in an amount equal to such Excess Cash Liquidity Amount.  Each such prepayment shall be due and payable on the second Business Day following any day that Cash Liquidity exceeds $30,000,000.

Section 5.Amendment to Section 4.03(c)(iii)(A).  Section 4.03(c)(iii)(A) is hereby amended by adding the following phrase at the end thereof “ provided that, subject to Section 12.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;”

Section 6.Amendment to Section 6.02.  Section 6.02 is hereby amended as follows:

(a)Section 6.02 is hereby amended by re-lettering subsection (d) as subsection (e) and by adding a new subsection (d) to read as follows:

(d)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) Cash Liquidity and (ii) the pro forma Cash Liquidity as of the end of the Business Day on which such Borrowing will be funded or such Letter of Credit will be issued, amended, renewed or extended, in each case, shall not exceed $30,000,000, except to the extent the Borrower has an intended use for such excess and will utilize the full amount of such excess in accordance with Section 7.21 (other than permitting such excess to remain as cash on the consolidated balance sheet of the Borrower) within three (3) Business Days after the date on which such Borrowing is made.

(b)The last sentence of Section 6.02 is hereby amended by deleting the phrase “Section 6.02(a) through (b)” and replacing such phrase with “Section 6.02(a), (b) and (d)”.

Section 7.Amendment to Section 7.13.  Section 7.13 is hereby amended by deleting the parenthetical therein and replacing such parenthetical with “(other than (a) the Senior Debt Indenture, (b) the Second Lien Indenture, and (c) Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease)”.

Section 8.Amendment to Article VII.  Article VII is hereby amended by adding a new Section 7.25 to the end of Article VII to read as follows:

Section 7.25Deposit Accounts.  Schedule 7.25, on the Ninth Amendment Effective Date (and at any time after the Ninth Amendment Effective Date, as Schedule 7.25 is amended or supplemented by the delivery of a written supplement or amendment to such Schedule 7.25 to the Administrative Agent), lists all Deposit Accounts maintained by or for the benefit of the Borrower or any Guarantor with any bank or financial institution.

Section 9.Amendment to Section 8.01(j).  Section 8.01(j) is hereby amended by deleting the phrase “similar agreement” therein and replacing such phrase with “similar agreement (including, without limitation, the Second Lien Note Documents)”.

Section 10.Amendment to Section 8.01(p).  Section 8.01(p) is hereby amended by deleting the phrase “or supplement” therein and replacing such phrase with “or supplement to any of the Second Lien Note Documents or”.

Section 11.Amendments to Section 8.14. Section 8.14 is hereby amended as follows:

11.1Each reference to “80%” therein is hereby deleted and each such reference replaced with “90%”.

11.2A new sub-section (c) is added to the end of Section 8.14 to read as follows:

(c)In the event that the Borrower or any Subsidiary intends to grant any Lien on any Property to secure any Second Lien Notes, the Borrower will provide at least fifteen (15) days’ prior written notice thereof to the Administrative Agent (or such shorter time as the Administrative Agent may agree in its sole discretion), and the Borrower will, and will cause its Subsidiaries to, first grant to the Administrative Agent to secure the Indebtedness a prior Lien, on the same Property pursuant to Security Instruments in form and substance satisfactory to the Administrative Agent to the extent a prior Lien has not already been granted to the Administrative Agent on such Property.  In connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.  The Borrower will cause any Subsidiary and any other Person guaranteeing any Second Lien Notes to contemporaneously guarantee the Indebtedness pursuant to the Guaranty Agreement.

Section 12.Amendment to Article VIII.  Article VIII is hereby amended by adding a new Section 8.17 to the end of Article VIII to read as follows:

Section 8.17Deposit Accounts.

(a)At all times from and after the date that is ten (10) Business Days after the Ninth Amendment Effective Date (or such later date as the Administrative Agent may agree in writing in its sole discretion), the Borrower shall, and shall cause each of the Guarantors to, deposit or cause to be deposited directly, all Dedicated Cash Receipts into one or more Deposit Accounts (other than Excluded Deposit Accounts) in which the Administrative Agent has been granted a Lien and in each case is subject to a Deposit Account Control Agreement.

(b)On or before the date that is ten (10) Business Days after the Ninth Amendment Effective Date (or such later date as the Administrative Agent may agree in writing in its sole discretion), the Borrower shall, and shall cause each of the Guarantors to, deliver to the Administrative Agent a Deposit Account Control Agreement (and in connection therewith, the Borrower shall, and shall cause each of the Guarantors to, grant a Lien on all of its Deposit Accounts (other than Excluded Deposit Accounts) in favor of the Administrative Agent pursuant to Security Instruments reasonably satisfactory to the Administrative Agent) with respect to each Deposit Account listed on Schedule 7.25 (other than Excluded Deposit Accounts) on the Ninth Amendment Effective Date.

(c)Upon the request of the Administrative Agent, and on the first Business Day after any day on which Cash Liquidity exceeds $30,000,000, the Borrower shall provide to the Administrative Agent, within two (2) Business Day of any such request, and on the first Business Day after any day on which Cash Liquidity exceeds $30,000,000, as applicable, balance statements, in a form reasonably acceptable to the Administrative Agent, for each Deposit Account of the Borrower and each Subsidiary.

Section 13.Amendment to Section 9.01(c).  Section 9.01(c) is hereby amended and restated in its entirety to read as follows, effective as of the day after which the Borrower delivers its compliance certificate under Section 8.01(c) for the fiscal year ended December 31, 2015:

(c)Current Ratio.  The Borrower will not permit, as of the last day of any fiscal quarter ending on or after March 31, 2016, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding (a) non-cash assets under FASB ASC 815 and (b) non-cash deferred taxes) as of such day to (ii) consolidated current liabilities (excluding (x) non-cash obligations under FASB ASC 815, (y) unused availability under this Agreement and (z) non-cash deferred taxes) as of such day to be less than 1.0 to 1.0.

Section 14.Amendments to Section 9.02.  Section 9.02 is hereby amended as follows:

14.1Subsection (f) is hereby amended by deleting the reference to “Section 9.05(e)” therein and replacing such reference with “Section 9.05(h)”.

14.2Subsection (i) is hereby amended by deleting the introductory phrase “Senior Debt and any guarantees thereof, in an aggregate stated principal amount of which does not exceed $675,000,000 at any time outstanding;” and replacing such phrase with “Senior Debt incurred prior to the Ninth Amendment Effective Date and any guarantees thereof, in an aggregate stated principal amount which does not exceed at any time outstanding an amount equal to the difference between (A) $675,000,000 minus (B) the sum of (x) the aggregate stated principal amount of Senior Debt exchanged for Second Lien Notes pursuant to the Senior Debt Exchange, plus (y) the aggregate stated principal amount of Senior Debt Redeemed after the Ninth Amendment Effective Date pursuant to Section 9.19(i)(B);”

14.3Subsection (k) is hereby renumbered to be subsection (l); and the following new subsections (k) is hereby added to Section 9.02 immediately following subsection (j) to read as follows:

(k)Second Lien Notes issued by the Borrower solely (i) in exchange for outstanding Senior Debt pursuant to the Senior Debt Exchange and (ii) as payment in kind of accrued but unpaid interest on Senior Debt exchanged pursuant to the Senior Debt Exchange, and any guarantees thereof, in an aggregate stated principal amount equal to the sum of (A) the product of (1) the aggregate outstanding stated principal amount of Senior Debt exchanged for Second Lien Notes pursuant to the Senior Debt Exchange and (2) the exchange price (calculated separately for each series of Senior Debt) of the Senior Debt exchanged for Second Lien Notes pursuant to the Senior Debt Exchange, but in no event to exceed $467,000,000 (plus the amount of interest capitalized and added to the principal amount of such outstanding Second Lien Notes resulting solely from the Borrower’s election to pay such interest in kind during the first 18 months after the issuance of the Second Lien Notes pursuant to the terms of the Second Lien Notes) in the aggregate plus (B) the amount of accrued but unpaid interest on Senior Notes exchanged pursuant to the Senior Debt Exchange paid in kind with Second Lien Notes (plus the amount of interest capitalized and added to the principal amount of such outstanding Second Lien Notes resulting solely from the Borrower’s election to pay such interest in kind during the first 18 months after the issuance of the Second Lien Notes pursuant to the terms of the Second Lien Notes) in the aggregate; provided that: (a) such Debt shall be at all times subject to the Second Lien Intercreditor Agreement and the Indebtedness shall be secured on a senior priority basis to such Debt; (b) such Second Lien Notes shall be issued pursuant the Senior Debt Exchange on or before April 30, 2016; (c) such Second Lien Notes do not have any scheduled principal amortization; (d) such Second Lien Notes do not have a scheduled maturity date or a date of mandatory redemption in full sooner than the date which is one hundred eighty (180) days after the Maturity Date; (e) such Second Lien Notes do not have any mandatory prepayment, redemption, defeasance, tender, sinking fund or repurchase provisions (other than (1) customary offers to purchase upon a change of control and (2) customary offers to purchase upon an asset sale or casualty or condemnation event, in each case for this clause (2), to the extent such provisions first permit, at the option of the Borrower, prepayment in full of the Indebtedness (or permit at the option of the Borrower net cash proceeds to be applied first to the prepayment of the Indebtedness) prior to the prepayment of any Second Lien Notes); (f) no Subsidiary or other Person is required to guarantee such Second Lien Notes unless such Subsidiary or other Person has guaranteed the Indebtedness pursuant to the Guaranty Agreement; and (g) the non-default interest rate on the outstanding principal amount of such Second Lien Notes does not exceed 10% per annum (or 12% per annum if the Borrower elects to pay interest in kind on 100% of the Second Lien Notes during the first 18 months after the issuance of the Second Lien Notes pursuant to the terms of the Second Lien Notes).

Section 15.Amendment to Section 9.03. Section 9.03 is hereby amended by adding a new subsection (h) to the end of Section 9.03 to read as follows:

(h)Liens on Property securing Second Lien Notes permitted by Section 9.02(k); provided, however, that (i) such Liens securing Second Lien Notes are subordinate to the Liens securing the Indebtedness pursuant to the Second Lien Intercreditor Agreement and (ii) both before and immediately after giving effect to the incurrence of any such Lien, (1) the Borrower has, or has caused its Subsidiaries to, first grant to the Administrative Agent to secure the Indebtedness, a prior Lien on the same Property pursuant to Security Instruments in form and substance satisfactory to the Administrative Agent to the extent a prior Lien has not already been granted to the Administrative Agent on such Property (and in connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent); and (2) the Borrower is in compliance with the Second Lien Intercreditor Agreement.

Section 16.Amendment to Section 9.04.  Section 9.04(a) is hereby amended by (a) adding the word “and” immediately before clause (iv) thereof; (b) deleting the word “and” at the end of clause (iv) thereof and replacing it with a period; and (c) deleting clause (v) thereof in its entirety.

Section 17.Amendment to Section 9.16.  Section 9.16 is hereby amended by deleting the phrase “or (iv)” therein and replacing such phrase with “, (iv) contained in the Second Lien Note Documents or (v)”.

Section 18.Amendment to Section 9.19.  Section 9.19 is hereby amended by amending and restating clause (i) thereof in its entirety to read as follows:

(i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Senior Debt; provided that (A) the Borrower may exchange Senior Debt for Second Lien Notes permitted by Section 9.02(k) pursuant to the Senior Debt Exchange, or (B) so long as no Default, Event of Default or Borrowing Base Deficiency would exist immediately after giving effect to any concurrent repayment of Debt with the proceeds of such issuance or sale, if any, the Borrower may prepay Senior Debt with the net cash proceeds of any issuance or sale of common Equity Interests (other than Disqualified Capital Stock) of the Borrower;

Section 19.Amendment to Article IX.  Article IX is hereby amended by adding a new Section 9.21 and Section 9.22 to the end of Article IX to read as follows:

Section 9.21Repayment of Second Lien Notes; Amendment to Terms of Second Lien Notes.  The Borrower will not, and will not permit any of its Subsidiaries to, prior to the date that is one hundred eighty (180) days after the Maturity Date:  (a) call, make or offer to make any optional, voluntary or mandatory Redemption of or otherwise optionally, voluntarily or mandatorily Redeem (whether in whole or in part) any Second Lien Notes; provided that, so long as no Default, Event of Default or Borrowing Base Deficiency would exist immediately after giving effect to any concurrent repayment of Debt with the proceeds of such issuance or sale, if any, the Borrower may prepay Second Lien Notes with the net cash proceeds of any issuance or sale of common Equity Interests (other than Disqualified Capital Stock) of the Borrower; or (b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Notes, the Second Lien Indenture or any other Second Lien Note Document, except in accordance with the terms of the Second Lien Intercreditor Agreement; provided that, without the prior written consent of the Majority Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Notes, the Second Lien Indenture or any other Second Lien Note Document, if the effect thereof would be to:  (i) make any of the covenants, defaults or events of default set forth in the Second Lien Indenture or any other Second Lien Note Document more restrictive as to the Borrower or any of its Subsidiaries than the covenants, defaults or events of default set forth in the Second Lien Indenture or any other Second Lien Note Document, in each case, as in effect on the date that the Second Lien Indenture or such other Second Lien Note Document was executed or (ii) cause the Borrower to violate the terms of Section 9.02(k).

Section 9.22New Deposit Accounts. The Borrower will not, and will not permit any Guarantor to, open or otherwise establish, or deposit or otherwise transfer Dedicated Cash Receipts into, any Deposit Account other than Deposit Accounts listed on Schedule 7.25, in each case in which the Administrative Agent has been granted a Lien in each such Deposit Account and each such Deposit Account is subject to a Deposit Account Control Agreement in favor of the Administrative Agent.

Section 20.Amendments to Section 10.01. Section 10.01 is hereby amended as follows:

20.1Section 10.01(d) is hereby amended by replacing the reference to “Section 8.15” therein with the phrase “Section 8.15, Section 8.17”.

20.2Section 10.01 is hereby amended by adding a new subsection (o) to the end of Section 10.01 to read as follows:

(o)an “Event of Default” shall occur under the Second Lien Indenture.

Section 21.Amendments to Section 12.04(b)(ii).  Section 12.04(b)(ii) is hereby amended as follows:

21.1Section 12.04(b)(ii)(C) is hereby amended by deleting the word “and” at the end of such section.

21.2Section 12.04(b)(ii)(D) is hereby amended by deleting the period at the end of such section and replacing such period with “; and”.

21.3A new Section 12.04(b)(ii)(E) is hereby added to the end of Section 12.04(b)(ii) to read as follows:

(E)no such assignment shall be made to the Borrower, any Affiliate of the Borrower, a Defaulting Lender (or any entity who, upon becoming a Lender hereunder, would constitute a Defaulting Lender), any Affiliate of a Defaulting Lender, a natural person or any holder of Second Lien Notes (or any Affiliate of such holder).

Section 22.Amendment to Article XII. Article XII is hereby amended by adding a new Section 12.18 and Section 12.19 to the end of such Article XII to read as follows:

Section 12.18  INTERCREDITOR AGREEMENT.

(a)EACH LENDER HEREBY (I) INSTRUCTS AND AUTHORIZES THE ADMINISTRATIVE AGENT TO EXECUTE AND DELIVER THE SECOND LIEN INTERCREDITOR AGREEMENT ON ITS BEHALF, (II) AUTHORIZES AND DIRECTS THE ADMINISTRATIVE AGENT TO EXERCISE ALL OF THE ADMINISTRATIVE AGENT’S RIGHTS AND TO COMPLY WITH ALL OF ITS OBLIGATIONS UNDER THE SECOND LIEN INTERCREDITOR AGREEMENT, (III) AGREES THAT THE ADMINISTRATIVE AGENT MAY TAKE ACTIONS ON ITS BEHALF AS IS CONTEMPLATED BY THE TERMS OF THE SECOND LIEN INTERCREDITOR AGREEMENT, AND (IV) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT AT ALL TIMES FOLLOWING THE EXECUTION AND DELIVERY OF THE SECOND LIEN INTERCREDITOR AGREEMENT SUCH LENDER (AND EACH OF ITS SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE TERMS THEREOF.

(b)EACH LENDER ACKNOWLEDGES THAT IT HAS REVIEWED AND IS SATISFIED WITH THE TERMS AND PROVISIONS OF THE SECOND LIEN INTERCREDITOR AGREEMENT AND ACKNOWLEDGES AND AGREES THAT SUCH LENDER IS RESPONSIBLE

FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE SECOND LIEN INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE SECOND LIEN INTERCREDITOR AGREEMENT.

Section 12.19Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 23.New Schedules and Exhibits to the Credit Agreement.

23.1The Credit Agreement is hereby amended by adding a new Schedule 7.25 to read as set forth on Schedule 7.25 to this Ninth Amendment.

23.2The Credit Agreement is hereby amended by adding a new Exhibit I thereto to read as set forth on Exhibit A attached to this Ninth Amendment.

23.3The Credit Agreement is hereby amended by adding a new Exhibit J thereto to read as set forth on Exhibit B attached to this Ninth Amendment.

23.4The Table of Contents to the Credit Agreement is hereby amended to add the following references where alphabetically appropriate in the ANNEXES, EXHIBITS AND SCHEDULES portion thereof to read as follows:

Exhibit I	Form of Second Lien Indenture
Exhibit J	Form of Second Lien Intercreditor Agreement
Schedule 7.25	Deposit Accounts

Section 24.Amendments to Guaranty.

24.1The definition of “Secured Documents” contained in Section 1.01(c) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“Secured Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Swap Agreement, each Secured Cash Management Agreement and any other document made, delivered or given in connection with any of the foregoing.

24.2The definition of “Secured Parties” contained in Section 1.01(c) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“Secured Parties” means the collective reference to the Administrative Agent, the Lenders, the Issuing Bank, each Secured Swap Party and each Secured Cash Management Provider.

24.3Section 9.13 of the Guaranty is hereby amended by adding the following sentence at the end thereof to read as follows:

Each Subsidiary of the Borrower that is a party hereto or that becomes a party hereto as a Grantor upon execution and delivery by such Subsidiary of an Assumption Agreement, hereby expressly agrees to be bound by the terms of the Second Lien Intercreditor Agreement regardless of whether such Subsidiary has executed the Second Lien Intercreditor Agreement.

24.4Annex II (Assumption Agreement) to the Guaranty is hereby amended by adding the following new Section 4 at the end thereof to read as follows:

4.Intercreditor Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor hereby becomes a party to the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Guarantor and a Pledgor and, without limiting the generality of the foregoing, hereby expressly agrees to be bound by the terms of the Second Lien Intercreditor Agreement (and this Assumption Agreement shall be deemed to constitute a joinder agreement to the Second Lien Intercreditor Agreement for this purpose).

Section 25.Borrowing Base Reduction.  For the period from and including the Ninth Amendment Effective Date (as defined below) to but excluding the next Redetermination Date, the Borrowing Base shall be an amount equal to $200,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Sections 2.07(e), 2.07(f), 8.13(c) or 9.12(d) of the Credit Agreement.  This Borrowing Base reduction shall constitute an Interim Redetermination elected by the Borrower.

Section 26.Conditions Precedent.  This Ninth Amendment shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02) (the “Ninth Amendment Effective Date”):

26.1Ninth Amendment.  The Administrative Agent shall have received multiple counterparts as requested of this Ninth Amendment from the Borrower, each other Obligor and the Required Lenders.

26.2Payment of Outstanding Invoices.  Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the Ninth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower (including, but not limited to the reasonable fees of Paul Hastings LLP).

26.3No Borrowing Base Deficiency.  The Administrative Agent shall have received evidence that on the Ninth Amendment Effective Date, after giving effect to the reduction of the Borrower Base pursuant to Section 25 of this Ninth Amendment, no Borrowing Base Deficiency shall exist.

26.4No Default.  No Default or Event of Default shall be continuing as of the Ninth Amendment Effective Date.

The Administrative Agent is hereby authorized and directed to declare this Ninth Amendment to be effective and to declare the occurrence of the Ninth Amendment Effective Date when it has received documents confirming compliance with the conditions set forth in this Section 26 or the waiver of such conditions in accordance with Section 12.02 of the Credit Agreement.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.  For purposes of determining compliance with the conditions specified in this Section 26, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the Ninth Amendment Effective Date specifying its objection thereto.

Section 27.Affirmative Covenants Regarding Mortgage the Title.  On or prior to ten (10) Business Days following the Ninth Amendment Effective Date (or on or prior to such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received:

27.1executed and notarized deeds of trust/mortgages or amendments and supplements to existing deeds of trust/mortgages in form satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 90% of the total value of the proved Oil and Gas Properties of the Borrower and the Subsidiaries evaluated in the most recently delivered Reserve Report; and

27.2together with title information previously delivered to the Administrative Agent, title information satisfactory to the Administrative Agent on at least 80% of the total value of the proved Oil and Gas Properties of the Borrower and the Subsidiaries evaluated in the most recently delivered Reserve Report;

Any failure by the Borrower to comply with the mortgage requirements of Section 27.1 of this Ninth Amendment shall constitute an immediate Event of Default.  Any failure by the Borrower to comply with the title requirements of Section 27.2 of this Ninth Amendment shall not constitute a Default or Event of Default, but instead the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders pursuant to Section 8.13(c).

Section 28.Representations and Warranties; Etc.  Each Obligor hereby affirms:  (a) that as of the date of execution and delivery of this Ninth Amendment, after giving effect to the terms of this Ninth Amendment, all of the representations and warranties made by it contained in each Loan Document to which it is a party are true and correct in all material respects as though made on and as of the Ninth Amendment Effective Date (unless made as of a specific earlier date, in which case, was true and correct in all material respects as of such date); and (b) that after giving effect to this Ninth Amendment and to the transactions contemplated hereby, no Default exists or will exist under any Loan Document to which it is a party.

Section 29.Miscellaneous.

29.1Confirmation.  The provisions of the Credit Agreement (as amended by this Ninth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Ninth Amendment.

29.2Ratification and Affirmation of the Obligors.  Each Obligor hereby expressly (a) acknowledges the terms of this Ninth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party, and agrees that each Loan Document to which it is a party remains in full force and effect, as amended hereby; and (c) agrees that from and after the Ninth Amendment Effective Date each reference to the Credit Agreement in the Guaranty and the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Ninth Amendment.

29.3Loan Document.  This Ninth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

29.4Severability.  Any provision of this Ninth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29.5Successors and Assigns.  This Ninth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

29.6Counterparts. This Ninth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Ninth Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Ninth Amendment.

29.7No Oral Agreement. This written Ninth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

29.8Governing Law.  This Ninth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be duly executed effective as of the Ninth Amendment Effective Date.

BORROWER:	REX ENERGY CORPORATION

	By:	/s/ Thomas Rajan
	Name:	Thomas Rajan
	Title:	Chief Financial Officer

GUARANTORS:	REX ENERGY OPERATING CORP.

	By:	/s/ Thomas Rajan
	Name:	Thomas Rajan
	Title:	Chief Financial Officer

REX ENERGY I, LLC
PENNTEX RESOURCES ILLINOIS, INC.
REX ENERGY IV, LLC
R.E. GAS DEVELOPMENT, LLC

	By:	/s/ Thomas Rajan
	Name:	Thomas Rajan
	Title:	Chief Financial Officer

Ninth Amendment

Signature Page

ADMINISTRATIVE	ROYAL BANK OF CANADA,
AGENT, ISSUING	as Administrative Agent
BANK AND LENDER:
	By:	/s/ Susan Khokher
	Name:	Susan Khokher
	Title:	Manager, Agency

ROYAL BANK OF CANADA,
as Issuing Bank and as Lender

	By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

Ninth Amendment

Signature Page

SYNDICATION AGENT	KEYBANK NATIONAL ASSOCIATION
AND LENDER:

	By:	/s/ John Dravenstott
	Name:	John Dravenstott
	Title:	Vice President

Ninth Amendment

Signature Page

DOCUMENTATION AGENT	SUNTRUST BANK
AND LENDER:

	By:	/s/ William S. Kruger
	Name:	William S. Kruger
	Title:	First Vice President

Ninth Amendment

Signature Page

LENDERS:	BMO HARRIS FINANCING, INC.

	By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Stephanie Harrell
	Name:	Stephanie Harrell
	Title:	Vice President

MUFG UNION BANK, N.A.

	By:	/s/ Lara Francis
	Name:	Lara Francis
	Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Stephen Hartman
	Name:	Stephen Hartman
	Title:	Assistant Vice President

M&T BANK

	By:	/s/ David Ladori
	Name:	David Ladori
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Timothy Hill
	Name:	Timothy Hill
	Title:	Vice President

THE HUNTINGTON NATIONAL BANK

	By:	/s/ Margaret Niekrash
	Name:	Margaret Niekrash
	Title:	Vice President

CIT BANK N.A.

	By:	/s/ Zachary Holly
	Name:	Zachary Holly
	Title:	Vice President

Ninth Amendment

Signature Page

Exhibit A

EXHIBIT I
FORM OF SECOND LIEN INDENTURE

Exhibit I

Exhibit B

EXHIBIT J
FORM OF SECOND LIEN INTERCREDITOR AGREEMENT

Exhibit J

SCHEDULE 7.25

Schedule 7.25